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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of National-Oilwell, Inc. for the registration of 500,000 shares of its common stock and to the incorporation by reference therein of our report dated October 21, 1997 with respect to the consolidated financial statements of Dreco Energy Services Ltd. for the twelve months ended November 30, 1996 included in its Annual Report (Form 10-K) for the year ended December 31, 1998, as amended by its Current Report on Form 8-K dated August 24, 1999, filed with the Securities and Exchange Commission.


                                                  /s/ Coopers & Lybrand
                                                  ---------------------
                                                  Coopers & Lybrand
                                                  Chartered Accountants

Edmonton, Alberta
August 20, 1999